UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 29, 2023
OraSure Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 610-882-1820
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	OSUR	The Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01 Changes in Registrant's Certifying Accountant.

(a) The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of OraSure Technologies, Inc. (the “Company”) recently conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The Committee invited several international public accounting firms to participate in this process, including KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

As a result of this process, on November 29, 2023, the Company notified KPMG that it will dismiss KPMG, which is currently serving as the Company’s independent auditors, upon completion of their audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2023 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023, and the issuance of their reports thereon. The Committee and the Board approved the appointment of Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, which will become effective immediately upon the dismissal of KPMG.

The audit reports of KPMG on the Company’s consolidated financial statements and internal control over financial reporting for the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG LLP on the effectiveness of internal control over financial reporting as of December 31, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and 2021, and in the subsequent interim period through November 29, 2023, there were no disagreements between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its reports for such fiscal years.

There were no “reportable events” (within the meaning of Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2022 and 2021, or in the subsequent interim period through November 29, 2023, except that in the third quarter of fiscal 2023 the Company’s management identified the existence of a material weakness in internal control over financial reporting related to customer pricing in the revenue recognition process as disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. The financial statements for the nine months ended September 30, 2023 were not impacted by this material weakness and are not misstated. This reportable event was discussed among the Company’s management, the Committee and KPMG. KPMG has been authorized by the Company to respond fully to the inquiries of GT concerning this reportable event.

The Company has provided a copy of the foregoing disclosures to KPMG prior to its filing with the Securities and Exchange Commission (the “Commission”) and requested that KPMG furnish it with a letter addressed to the Commission stating whether KPMG agrees with the above statements. A copy of KPMG’s letter, dated December 5, 2023, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) During the two most recent fiscal years ended December 31, 2022 and 2021, and in the subsequent interim period through November 29, 2023, neither the Company nor anyone on its behalf has consulted with GT with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written nor oral advice was provided to the Company that GT concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”, each as defined in Regulation S-K Item 304(a)(1)(iv) and (v), respectively.
Item 9.01 – Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

16.1	Letter from KPMG LLP to the Securities and Exchange Commission, dated December 5, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: December 5, 2023	By:	/s/ Carrie Eglinton Manner
Carrie Eglinton Manner
President and Chief Executive Officer

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